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Exhibit 3


                          BYLAWS OF BSB BANCORP, INC.

                               BSB BANCORP, INC.

                                  ARTICLE I.

                                    OFFICES

     1.1 Registered Office and Registered Agent. The registered office of BSB Bancorp, Inc. ("Corporation") shall be located in the State of Delaware at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

     1.2 Other Offices. The Corporation may have other offices within or outside the State of Delaware at such place or places as the Board of Directors may from time to time determine.

                                  ARTICLE II.

                            SHAREHOLDERS' MEETINGS

     2.1 Meeting Place. All meetings of the shareholders shall be held at the principal place of business of the Corporation, or at such other place as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

     2.2 Annual Meeting Time. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the fourth Monday of April at the hour of 10:00 a.m., if not a legal holiday, and if a legal holiday, then on the day following, at the same hour, or at such other date and time as may be determined by the Board of Directors.

     2.3 Annual Meeting -- Order of Business. At the annual meeting of shareholders, the order of business shall be as follows:

     (a)  Calling the meeting to order

     (b)  Proof of notice of meeting (or filing waiver)

     (c)  Election of Directors

     (d)  Old business

     (e)  New business

     2.4 Special Meetings. Special meetings of the shareholders for any purpose may be called at any time by the affirmative vote of a majority of the Board of Directors and may not be called by shareholders of the Corporation.

     2.5  Notice.

     (a) Notice of the time and place of the annual meeting of shareholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least ten days and not more than sixty days prior to the meeting, to each shareholder of record entitled to vote at such meeting. When any shareholders' meeting, either annual or special, is adjourned for thirty days or more, or if a new record date is fixed for an adjourned meeting of shareholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted thereat (unless a new record date is fixed therefor), other than an announcement at the meeting at which such adjournment is taken.

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Exhibit 3 - continued

     (b) At least ten days and not more than sixty days prior to the meeting, a written or printed notice of each special meeting of shareholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be either delivered personally or mailed to each shareholder of record entitled to vote at such meeting.

     2.6 Voting Record. At least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each, which record shall be kept on file at the registered office of the Corporation for a period of ten days prior to such meeting. The record shall be kept open at the time and place of such meeting for the inspection of any shareholder.

     2.7  Quorum.  Except as otherwise required by law:

               (a) A quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Corporation entitled to vote at such meeting.

               (b) The votes of a majority in interest of those present at any properly called meeting or adjourned meeting of shareholders at which a quorum, as defined above, is present, shall be sufficient to transact business.

     2.8 Voting of Shares. Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation, each shareholder, on each matter submitted to a vote at a meeting of shareholders, shall have on vote for each share of stock registered in his or her name on the books of the Corporation.

     2.9 Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty days nor be less than ten days preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

     2.10 Proxies. A shareholder may vote in person or by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. A shareholder may also authorize another person or persons to act for such shareholder as proxy (a) by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegraph, cablegram or other electronic transmission was authorized by the shareholder, or (b) as otherwise permitted by law. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     2.11 Waiver of Notice. A waiver of any notice required to be given any shareholder, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be equivalent to the giving of such notice.

     2.12 Action of Shareholders by Communications Equipment. Shareholders may participate in a meeting of shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

     2.13 Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     2.14 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by

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Exhibit 3 - continued

him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                                 ARTICLE III.

                                 CAPITAL STOCK

     3.1 Certificates. Certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President or a Vice President, and the Secretary or the Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

     (a) that the Corporation is organized under the laws of the State of Delaware;

     (b)  the name of the person to whom issued;

     (c) the number and class of shares and the designation of the series, if any, which such certificate represents; and

     (d) the par value of each share represented by such certificate, or a statement that such shares are without par value.

     3.2  Transfers.

     (a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

     (b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

     3.3 Registered Owner. Registered shareholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Delaware. The Board of Directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

     (a)  The classification of shareholder who may certify;

     (b)  The purpose or purposes for which the certification may be made;

     (c)  The form of certification and information to be contained therein;

     (d) If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the Corporation; and

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Exhibit 3 - continued

     (e) Such other provisions with respect to the procedure as are deemed necessary or desirable.

     Upon receipt by the Corporation of a certification complying with the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

     3.4 Mutilated, Lost or Destroyed Certificates. In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as they might determine, or establish such other procedures as they deem necessary.

     3.5 Fractional Shares or Scrip. The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

     3.6 Shares of Another Corporation. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation, or the Designee of the President.

                                  ARTICLE IV.

                              BOARD OF DIRECTORS

     4.1 Number and Powers. The management of all the affairs, property and interest of the Corporation shall be vested in a Board of Directors. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The initial Board of Directors shall consist of 14 persons whose respective terms shall be as set forth in Article 7.1 of the Corporation's Certificate of Incorporation. Thereafter, the members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected annually, either by ballot or voice vote, as the presiding officer of the meeting may determine. Directors need not be shareholders or residents of the State of Delaware. In addition to the powers and authorities expressly conferred upon it by these Bylaws and the Certificate of Incorporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     4.2 Change of Number. The number of directors may at any time be increased or decreased in the manner provided in the Corporation's Certificate of Incorporation, provided that no decrease shall have the effect of shortening the term of any incumbent director except as provided in Sections 4.3 and 4.4 hereunder.

     4.3 Vacancies. All vacancies in the Board of Directors, whether caused by resignation, death or otherwise, shall be filled in the manner provided in the Corporation's Certificate of Incorporation. A director elected to fill any vacancy shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors. A director elected to fill any vacancy shall hold office until the next election of the class for which such director shall have been chosen, and until his or her successor shall be elected and qualified.

     4.4 Removal of Directors. Directors may be removed in the manner provided in the Corporation's Certificate of Incorporation.

     4.5 Regular Meeting. Regular meetings of the Board of Directors or any committee may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the State of Delaware, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of shareholders.

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Exhibit 3 - continued

     4.6  Special Meetings.

     (a) Special meetings of the Board of Directors may be called at any time by the Chairman, President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director by five days' service of the same by telegram, by letter, or personally. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

     (b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

     4.7 Quorum. A majority of the whole Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business.

     4.8 Waiver of Notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.

     4.9 Registering Dissent. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his or her dissent shall be entered in the minutes of the meeting, or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     4.10 Executive and Other Committees. Standing or special committees may be appointed from its own number by the Board of Directors from time to time and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board. An Executive Committee may be appointed by resolution passed by a majority of the full Board of Directors. It shall have and exercise all of the authority of the Board of Directors, except in reference to amending the Certificate of Incorporation, adopting a plan of merger or consolidation, recommending the sale, lease or exchange or other dispositions of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of business, recommending a voluntary dissolution or a revocation thereof, or amending these Bylaws. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation. The designation of any such committee, and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

     4.11 Remuneration. No stated fee shall be paid directors, as such, for their service, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of standing or special committees may be allowed like compensation for attending committee meetings.

     4.12 Action by Directors Without a Meeting. Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

     4.13 Action of Directors by Communications Equipment. Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

     4.14 Age Limitation. No person all be eligible for election, reelection, appointment or reappointment to the Board of Directors if such person is more than 70 years of age. No director shall serve beyond the Annual Meeting of the Corporation immediately following his or her attainment of 70 years of age.

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Exhibit 3 - continued

                                  ARTICLE V.

                                   OFFICERS

     5.1 Positions. The Board of Directors may, at any regular or special meeting, elect a Chairman of the Board and shall elect a President, one of whom shall also be designated as chief executive officer. The Board of Directors shall also elect one or more vice presidents, a secretary and a treasurer and such other officers as it deems necessary. The Board of Directors may designate one or more vice presidents as executive vice president or senior vice president.

     5.2 Powers and Duties. The officers of the Corporation shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     5.3 Delegation. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his or her place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

     5.4 Vacancies. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

     5.5 Other Officers. Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     5.6 Term -- Removal. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     5.7 Bonds. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                  ARTICLE VI.

                             DIVIDENDS AND FINANCE

     6.1 Dividends. Dividends may be declared by the Board of Directors and paid by the Corporation (1) out of the surplus of the Corporation, subject to the conditions and limitations imposed by the State of Delaware, or (2) in case there shall be no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the Corporation, subject to the conditions and limitations imposed by the State of Delaware, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the Board of Directors shall not declare and pay out of such net profits any dividend upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired. The stock transfer books may be closed for the payment of dividends during such periods of not in excess of fifty days, as from time to time may be fixed by the Board of Directors. The Board of Directors, however, without closing the books of the Corporation, may declare dividends payable only to the holders of record at the close of business on any business day not more than fifty days prior to the date on which the dividend is paid.

     6.2 Reserves. The Board of Directors, in their absolute discretion, may set apart out of any of the funds of the Corporation available for dividends, a reserve or reserves to meet contingencies, or for equalizing dividends, or for maintaining any property of the Corporation, or for any other proper purpose, and may abolish any such reserve.

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Exhibit 3 - continued

     6.3 Depositories. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

                                 ARTICLE VII.

                    INDEMNIFICATION OF DIRECTORS, OFFICERS
                                 AND EMPLOYEES

     Officers, directors, employees and agents of the Corporation, and former directors and officers, shall be indemnified for that period in which they provide service to the Corporation to the full extent, and in the manner provided for, in the Corporation's Certificate of Incorporation.

                                 ARTICLE VIII.

                                    NOTICES

     Except as may otherwise be required by law, any notice to any shareholder or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his or her last known address in the records of the Corporation, with sufficient postage thereon prepaid.

                                  ARTICLE IX.

                                     SEAL

     The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.

                                  ARTICLE X.

                               BOOKS AND RECORDS

     The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of its shareholders and Board of Directors meetings; and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

                                  ARTICLE XI.

                                  AMENDMENTS

     11.1 Amendments. These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the votes cast by the Board of Directors or by the affirmative vote of a majority of the votes cast by shareholders of the Corporation at a regular or special meeting of the shareholders.

     11.2 Emergency Bylaws. The Board of Directors may adopt emergency Bylaws, subject to repeal or change or by action of the shareholders, which shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or any nuclear or atomic disaster.

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